NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION THEREFROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

Spiral Toys, Inc.

8% Original Issue Discount Promissory Note (the “Note”)

Issuance Date: January 22, 2016	Original Principal Amount: $______
Note No. STOY-_	Consideration Paid at Close: $______

FOR VALUE RECEIVED, Spiral Toys, Inc., a Nevada corporation with a par value of $0.001 per common share (“Par Value”) (the “Company”), hereby promises to pay to the order of or registered assigns (the “Holder”) the amount of $______ (_______ Thousand Dollars) (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof).

This Note has been executed and delivered pursuant to that certain Securities Purchase Agreement dated as of January 22, 2016 (the “Purchase Agreement”) by and among the Company and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

(1) GENERAL TERMS

(a) Payment of Principal. The “Maturity Date” shall be the date that is the eighth month anniversary of the Issuance Date. The Maturity Date may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.

(b) Interest. A one-time interest charge of eight percent (8%) (“Interest Rate”) shall be applied on the Issuance Date to the Principal. Interest accrued on the Principal is in addition to the original issue discount of $______(____ Thousand Dollars). On the Maturity Date (or sooner as provided herein), Interest hereunder shall be paid to the Holder in cash.

(c) Security. This Note shall not be secured by any collateral or any assets pledged to the Holder

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i) The Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder);

(ii) The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company, a proceeding under any applicable bankruptcy or insolvency laws as are now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of 61 days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 61 days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any subsidiary of the Company shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $100,000, whether such indebtedness now exists or shall hereafter be created;

(iv) The Common Stock is suspended or delisted for trading or quotation on the Over the Counter OTCQB Venture Marketplace or OTC Pink Open Marketplace (the “Primary Market”);

(v) The Company shall become late or delinquent in filings reports with the Securities & Exchange Commission; provided, however, that the Company shall not be considered to be late or delinquent if it timely files with the Securities & Exchange Commission a Notice of Late Filing pursuant to Rule 12(b)-25 promulgated under the Securities Exchange Act of 1934 and files the report which is subject to the Notice of Late Filing in accordance with the time periods proscribed in Rule 12(b)-25(b)(2)(ii);

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(vi) The Company shall fail to reserve and keep available out of its authorized Common Stock, in accordance with Section 3(d)(i) of this Note, a number of shares equal to at least 1.5 (one and a half) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note.

(b) Upon the occurrence of any Event of Default that has not been cured within ten Business Days following receipt of notice of the Event of Default from the Holder, the unpaid Principal amount together with all unpaid Interest (the “Outstanding Balance”) shall immediately increase to 130% of the Outstanding Balance immediately prior to the occurrence of the Event of Default (the “Default Effect”) and a daily penalty of $1,000 (One Thousand Dollars) shall accrue from the date of the occurrence of such Event of Default until the Event of Default is remedied. The Default Effect shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action.

(3) CONVERSION OF NOTE. If an Event of Default has occurred and is not cured within ten business days following the date of the Event of Default (a “Cure Failure”), the Holder shall have the right, but not the obligation, to convert the Outstanding Balance into shares of the Company’s Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(c), at any time or times on or after the Cure Failure, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(b), at the Conversion Price (as defined below). The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) (the “Conversion Shares”) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all transfer agent fees, legal fees, costs and any other fees or expenses that may be incurred or charged in connection with the issuance of shares of the Company’s Common Stock to the Holder arising out of or relating to the conversion of this Note.

(i) “Conversion Amount” means the portion of the Outstanding Balance to be converted, plus any penalties, redeemed or otherwise with respect to which this determination is being made.

(ii) “Conversion Price” shall equal 65% of the lowest sale price occurring during the fifteen (15) consecutive Trading Days (defined as any day during which the Primary Market shall be open for business) immediately preceding the applicable Conversion Date on which the Holder elects to convert all or part of this Note, subject to adjustment as provided in this Note; provided, however, in no event shall the Conversion Price be lower than the lesser of $.01.

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(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Conversion Shares on any date following a Cure Failure (a “Conversion Date”), the Holder shall (A) transmit by email, facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York, NY Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Company. On or before the third Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (A) if legends are not required to be placed on certificates of Common Stock pursuant to the then existing provisions of Rule 144 of the Securities Act of 1933 (“Rule 144”) and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant the Rule 144. If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall, upon request of the Holder, as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock upon the transmission of a Conversion Notice.

(ii) Company’s Failure to Timely Convert. If the Company shall fail to issue and deliver to the Holder the Conversion Shares in accordance with section 3(b)(i) above, (a “Conversion Failure”), the Principal of the Note shall increase by $1,000 (One Thousand Dollars) per day until the Company issues and delivers a certificate for the Conversion Shares to the Holder or credits the Holder’s account with DTC for the Conversion Shares. The Company will not be subject to any penalties once its Transfer Agent processes the Conversion Shares to the DWAC system or acknowledges receipt of the Conversion Notice. If the Company fails to deliver the Conversion Shares in accordance with Section 3(b)(i) above, resulting in a Conversion Failure, the Holder, at any time prior to selling all of the Conversion Shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Company (under Holder’s and Company’s expectations that any returned conversion amounts will tack back to the original date of the Note).

(iii) DWAC/FAST Eligibility. If there is a Conversion Failure as defined in Section 3(b)(ii), and if the Holder incurs a Market Price Loss (as defined below), then at any time subsequent to incurring the loss the Holder may provide the Company written notice indicating the amounts payable to the Holder in respect of the Market Price Loss and the Company must make the Holder whole by either of the following options at Holder’s election:

Market Price Loss = [(High sales price for the period between the day of conversion and the day the shares clear in the Holder’s brokerage account) x (Number of shares receivable from the conversion)] – [(Net Sales price realized by Holder) x (Number of shares receivable from the conversion)].

Option A – Pay Market Price Loss in Cash. The Company must pay the Market Price Loss by cash payment, and any such cash payment must be made by the third Business Day from the time of the Holder’s written notice to the Company.

Option B – Add Market Price Loss to Outstanding Balance. The Company must pay the Market Price Loss by adding the Market Price Loss to the Outstanding Balance.

In the case that the Conversion Shares are not deliverable by DWAC/FAST electronic transfer an additional 5% discount to the Conversion Price will apply.

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(iv) DTC Eligibility & Sub-Penny. If the Company fails to maintain its status as “DTC Eligible” for any reason, or, if the effective Conversion Price as calculated in Section 3(a)(ii) is less than $0.01 at any time (regardless of whether or not a Conversion Notice has been submitted to the Company), the Holder will have the option at its sole discretion to either call the Note immediately due and payable in which case the Company must fully the pay the Note within five business days or convert the Outstanding Balance into shares of the Company’s Common Stock on the terms and conditions set forth in this Section 3. If the Holder chooses to convert the Outstanding Balance into shares of the Company’s Common Stock, the Principal Amount of the Note shall increase by ten thousand dollars ($10,000) (under Holder’s and Company’s expectation that any Principal Amount increase will tack back to the Issuance Date).

(iv) Par Value True-Up. In the event that the Conversion Price is less than Par Value on the Conversion Date, the Holder may elect to submit a Conversion Notice (attached hereto as Exhibit B) with a conversion price equal to the Company’s Par Value. In addition, upon written notice from the Holder in the form attached hereto as Exhibit B (the “True-Up Notice”), the Holder may require the Company, at the Holder’s election, to either (A) issue and deliver to the Holder a number of shares of Common Stock as equals (X) the Conversion Amount divided by 60% of the lowest sale price occurring during the twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date, less (Y) the Conversion Amount divided by the Par Value (Any additional shares of Common Stock issuable pursuant to this Section 3(b)(v) shall be referred to herein as “True-Up Shares”), or (B) add to the Outstanding Balance a dollar amount equal to the number of True-Up Shares (as calculated above) multiplied by the highest sale price on the Conversion Date (Any dollar amount added to the Outstanding Balance pursuant to this Section 3(b)(v) shall be referred to herein as the “True-Up Balance”) (under Holder’s and the Company’s expectation that any True-Up Balance amounts will tack back to the Issuance Date).

(v) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions or Trading.

(i) Beneficial Ownership. The Company shall not effect any conversions of this Note and the Holder shall not have the right to convert any portion of this Note or receive shares of Common Stock as payment of Principal or Interest hereunder to the extent that after giving effect to such conversion or receipt of such Principal or Interest payment, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. Since the Holder will not be obligated to report to the Company the number of shares of Common Stock it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of shares of Common Stock in excess of 4.99% of the then outstanding shares of Common Stock without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Principal or Interest of this Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for an amount of Principal and/or Interest that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum amount of Principal and/or Interest permitted to be converted on such Conversion Date in accordance with Section 3(a) and, any amount of Principal and/or Interest tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. In the event that the Market Capitalization of the Company falls below $2,500,000, the term “4.99%” above shall be permanently replaced with “9.99%”. “Market Capitalization” shall be defined as the product of (a) the closing price of the Common Stock as reported by the Principal Market multiplied by (b) the number of shares of Common Stock outstanding as reported on the Company’s most recently filed Form 10-K or Form 10-Q. The provisions of this Section may be waived by Holder upon not less than 65 days prior written notification to the Company.

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(ii) Capitalization. So long as this Note is outstanding, upon written request of the Holder, the Company shall furnish to the Holder the then-current number of shares of Common Stock issued and outstanding, the then-current number of shares of Common stock authorized, and the then-current number of shares of Common Stock reserved for third parties.

(d) Other Provisions.

(i) Share Reservation. The Company shall at all times reserve and keep available out of its authorized Common Stock a number of shares equal to at least 1.5 (one and a half) times the full number of shares of Common Stock issuable upon conversion of all outstanding amounts under this Note; and within 3 (three) Business Days following the receipt by the Company of a Holder’s notice that such minimum number of shares of Common Stock is not so reserved, the Company shall promptly reserve a sufficient number of shares of Common Stock to comply with such requirement. The Company will at all times reserve at least 470,000 shares of Common Stock for conversion.

(ii) Prepayment. At any time within the 180 day period immediately following the Issuance Date, the Company shall have the option, upon 10 Business Days’ notice to Holder, to pre-pay the entire Outstanding Balance in cash, provided that (i) the Company shall pay the Holder 100% of the Outstanding Balance, (ii) such amount must be paid in cash on the next Business Day following such 10 Business Day notice period, and (iii) the Holder may still convert this Note pursuant Section 3(a) until such prepayment amount has been received in full. Except as set forth in this Section the Company may not prepay this Note in whole or in part.

(iii) All calculations under this Section 3 shall be rounded up to the nearest $0.00001 or whole share.

(iv) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 2 herein for the Company’s failure to deliver certificates representing shares of Common Stock upon conversion within the periods specified herein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(4) REISSUANCE OF THIS NOTE.

(a) Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval, so long as any such assignee agrees to adopt and affirm as to itself the representations in, and be bound by the covenants of, Section 2 of the Purchase Agreement.

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(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(5) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be:

If to the Company, to:

Spiral Toys, Inc.

30077 Agoura Court, Suite 230

Agoura Hills, California 91301

Attn.: Chief Executive Officer

Facsimile No.: 805-380-7633

Email Address: Akio@Spiraltoys.com

If to the Holder:

____________________

____________________

____________________.com

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(6) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the city of New York, in the State of New York. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(7) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(8) LIQUIDATED DAMAGES. Holder and Company agree that in the event Company fails to comply with any of the terms or provisions of this Note, Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Holder and Company agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Holder’s and Company’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144).

(9) FILING OF FROM 8-A. No later than June 15, 2016, the Company shall file with the Securities and Exchange Commission a Form 8-A for registration of all classes of its common stock pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (“Form 8-A”). If the Company fails to file the Form 8-A with the Securities and Exchange Commission by June 15, 2016 and an Event of Default has occurred, liquidated damages of $15,000 shall be added to the outstanding principal of the Note (as further defined in the SPA) (and shall tack back to the Effective Date of the Note for purposes of Rule 144).

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

Spiral Toys, Inc.

By:
Name:	Mark Meyers
Title:	Chief Executive Officer

HOLDER:

By:

[Signature Page to Convertible Note No. STOY-1]

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EXHIBIT A

CONVERSION NOTICE

[Company Contact, Position]

[Company Name]

[Company Address]

[Contact Email Address}

The undersigned hereby elects to convert a portion of the $________ Convertible Note _______ issued to on ____________ into Shares of Common Stock of ____________ according to the conditions set forth in such Note as of the date written below.

By accepting this notice of conversion, you are acknowledging that the number of shares to be delivered represents less than 10% (ten percent) of the common stock outstanding. If the number of shares to be delivered represents more than 9.99% of the common stock outstanding, this conversion notice shall immediately automatically extinguish and debenture Holder must be immediately notified.

Date of Conversion:

Conversion Amount:

Conversion Price:

Shares to be Delivered:

Shares delivered in name of:

Signature:
By:
Title:

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EXHIBIT B

TRUE-UP NOTICE

[Company Contact, Position]

[Company Name]

[Company Address]

[Contact Email Address}

The undersigned hereby gives notice to Spiral Toys, Inc., a ______ corporation (the “Company”), pursuant to that certain Note dated _______ ___, 20__ by and between the Company and the Holder (the “Note”), that the Holder elects to:

___	Receive fully paid and non-assessable True-Up Shares pursuant to Section 3(b)(v) of the Note (such Additional Origination Shares shall be calculated as set forth below), or

___	Add to the Outstanding Balance a dollar amount equal to the True-Up Amount (such True-Up Amount shall be calculated as set forth below).

The number of True-Up Shares Holder is entitled to receive is calculated as follows:

Conversion Amount ($___) / 60% of the lowest trade occurring during the twenty five (25) consecutive Trading Days immediately preceding the applicable Conversion Date ($_.__) - Conversion Amount ($___) divided by the Par Value ($_.__) =

____________ True-Up Shares

The amount of True-Up Balance to be added to the Outstanding Balance is calculated as follows:

Number of True-Up Shares (_____) * high trade price on the Conversion Date ($_.__)=

____________ True-Up Balance

Shares delivered in name of:

__________________

Signature:
By:

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